Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated October 31, 2024, relating to the combined financial statements of Helport AI Limited and its subsidiaries as of June 30, 2024 and 2023 and for the years ended June 30, 2024, 2023 and 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

December 20, 2024

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